SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 3, 2011

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 5 - Corporate Governance and Management

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 3, 2011, we named Peter S. Garcia as our new Chief Financial Officer.  Before accepting his new position as our Chief Financial Officer, Mr. Garcia served as the Chief Financial Officer of six biotech and high-tech companies, and was instrumental in raising over $500 million and leading multiple merger and acquisition transactions for those companies.  He was most recently the Chief Financial Officer and Secretary of Marina Biotech, Inc., managing finance and investor relations efforts, as well as the corporate communications, IT and facilities functions.  From 2004 to 2008, Mr. Garcia was the Chief Financial Officer of Nanosys Inc., a privately held nanotechnology company, where he led the efforts in raising the largest private nanotechnology company financing, $48 million, in 2005.  From 2001 to 2004, Mr. Garcia was Chief Financial Officer of Nuvelo Inc., a publicly held biopharmaceutical company.  Between 1996 and 2001 Mr. Garcia also served as Chief Financial Officer of Novacept, IntraBiotics Pharmaceuticals and Dendreon Corp.  From 1990 to1996, he was a financial executive with Amgen Inc. during its early days of commercializing therapeutics.

Mr. Garcia graduated from Stanford University in 1983 with a Bachelor of Arts degree in economics and sociology with honors.  In 1985 he earned his MBA from the University of California Los Angeles with a concentration in Finance and Accounting.

We have entered into an employment agreement with Mr. Garcia pursuant to which he will receive an annual salary of $324,000.  Mr. Garcia was granted an option to purchase 200,000 BioTime common shares (the “BioTime Option”) under our 2002 Employee Stock Option Plan, as amended, (the “Plan”).  The exercise price of the BioTime Option will be $4.17.  Our subsidiaries, OncoCyte Corporation, OrthoCyte Corporation, and ReCyte Therapeutics, Inc. also granted Mr. Garcia options to purchase 50,000 shares of each company’s common stock (the “Subsidiary Options”) under their respective 2010 Employee Stock Option Plan (each a “Subsidiary Plan”).  The exercise price of the Subsidiary Options will be $1.00 per share for the OncoCyte Corporation stock options; $0.08 per share for the OrthoCyte Corporation stock options; and $2.05 per share for the ReCyte Therapeutics, Inc. stock options, which are the fair market value of the common stock underlying the Subsidiary Options based as determined by the boards of directors of those subsidiaries based on the most recent independent valuations or arms length sale of common stock.

The BioTime Option and Subsidiary Options will vest (and thereby become exercisable) at the rate of 1/48th of the number of option shares at the end of each full month of employment. Vesting will depend on Mr. Garcia’s continued employment with BioTime (or, in the case of a Subsidiary Option, the subsidiary that granted the Subsidiary Option) through the applicable vesting date.  The BioTime Option and each Subsidiary Option will be subject to the terms and conditions of the Plan and the applicable Subsidiary Plan, respectively, and Stock Option Agreements.  The unvested portion of the BioTime Option and Subsidiary Options will not be exercisable.

The vested portions of the BioTime Option and Subsidiary Options will expire on the earliest of (A) seven (7) years from the date of grant, (B) three months after Mr. Garcia ceases to be an employee of BioTime (or, in the case of a Subsidiary Option, the subsidiary that granted the Subsidiary Option) for any reason other than his death or disability, or (C) one year after he ceases to be an employee due to his death or disability; provided that if he dies during the three month period described in clause (B), the expiration date of the vested portion of the Option will be one year after the date of his death.  The BioTime Option and the Subsidiary Options will not be exercisable after they have expired.

In the event that Mr. Garcia’s employment is terminated for “cause,” as defined in his Employment Agreement, or as a result of his death or disability, or his resignation, he will be entitled to receive payment for all unpaid salary, accrued but unpaid bonus, if any, and vacation accrued as of the date of his termination of employment.

If BioTime terminates Mr. Garcia’s employment without “cause,” he will be entitled to additional benefits, consisting of payment of either three months base salary, if he was employed by BioTime for less than twelve months years, or six months base salary if he was employed by BioTime for at least twelve months.  In addition, 50% of the then unvested shares subject to Mr. Garcia’s BioTime Option will vest if he was employed by BioTime for at least twelve months on the date his employment terminated.  However, if a termination of Mr. Garcia’s employment without “cause” occurs within twelve months following a “Change in Control” of BioTime, Mr. Garcia will be entitled to twelve months base salary, and 100% of the then unvested shares subject to his BioTime Option will vest.

"Change of Control" means (A) the acquisition of voting securities of BioTime by a person or an Affiliated Group entitling the holder to elect a majority of the directors of BioTime; provided, that an increase in the amount of voting securities held by a person or Affiliated Group who on the date of the Employment Agreement owned beneficially owned (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the regulations thereunder) more than 10% of the voting securities shall not constitute a Change of Control; and provided, further, that an acquisition of voting securities by one or more persons acting as an underwriter in connection with a sale or distribution of voting securities shall not constitute a Change of Control, (B) the sale of all or substantially all of the assets of BioTime; or (C) a merger or consolidation of BioTime with or into another corporation or entity in which the stockholders of BioTime immediately before the merger or consolidation do not own, in the aggregate, voting securities of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity) entitling them, in the aggregate (and without regard to whether they constitute an Affiliated Group) to elect a majority of the directors or persons holding similar powers of the surviving corporation or entity (or the ultimate parent of the surviving corporation or entity). A Change of Control shall not be deemed to have occurred if all of the persons acquiring voting securities or assets of BioTime or merging or consolidating with BioTime are one or more direct or indirect subsidiary or parent corporations of BioTime.  "Affiliated Group" means (A) a person and one or more other persons in control of, controlled by, or under common control with such person; and (B) two or more persons who, by written agreement among them, act in concert to acquire voting securities entitling them to elect a majority of the directors of BioTime.  “Person” includes both people and entities.

Robert W. Peabody, who served as our Chief Financial Officer prior to the appointment of Mr. Garcia to that position, will continue to serve as our Senior Vice President and Chief Operating Officer, a position that he has held since October 2007.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release Dated October 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	October 4, 2011	By:	/s/	Robert W. Peabody
Senior Vice President and Chief
Operating Officer

Exhibit Number	Description

99.1	Press Release Dated October 4, 2011